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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2004

OWENS-ILLINOIS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9576 (Commission File Number)	22-2781933 (I.R.S. Employer Identification No.)

One SeaGate
Toledo, Ohio 43666
(Address of Principal Executive Offices)

(419) 247-5000
(Registrant's telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE

        On February 20, 2004, management of Owens-Illinois, Inc. met with senior lenders to discuss amendments to its subsidiaries' credit facilities in connection with the proposed acquisition of BSN Glasspack. The Company's presentation at that meeting, entitled "Public Presentation to Senior Lenders—February 2004," has been made available at the Owens-Illinois web site, www.o-i.com, in the Investor Relations section under "Annual Reports and Presentations."

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2004	OWENS-ILLINOIS, INC. (registrant)
	By:	/s/ EDWARD C. WHITE
Name: Edward C. White Its: Senior Vice President of Finance and Administration and Controller

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SIGNATURES